SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 15, 2017

DISCOVERY ENERGY CORP.
(Exact name of registrant as specified in its Charter)

Nevada	000-53520	98-0507846
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway Drive, Suite 1700 Houston, Texas 77056 713-840-6495
(Address and telephone number of principal executive offices, including zip code)

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

General

Beginning in May 2016, Discovery Energy Corp. (the “Company”) has completed a series of placements of its Senior Secured Convertible Debenture due May 27, 2021 (singly a "Debenture" and collectively the "Debentures"). The most recent such placement was completed on February 15, 2017 and is described herein. The Company reported on its first Debenture placement in a Current Report on Form 8-K (the “Initial 8-K”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 2, 2016. When it closed a second placement in August 2016, the Company reported on this placement in a Current Report on Form 8-K (the “Second 8-K”) filed with the SEC on August 22, 2016. When the Company closed a third placement in December 2016, the Company reported on this offering in a Current Report on Form 8-K (the “Third 8-K”) filed with the SEC on January 5, 2017. For additional information about these earlier placements, the material terms, provisions and conditions of the Debentures and other securities issued in the offering, and the security for the Debentures, see the Initial 8-K, the Second 8-K and the Third 8-K, and the exhibits filed with them.

Prior to the completion of the fourth Debenture placement on February 15, 2017, the Company had sold Debentures having an aggregate original principal amount of $4,237,500. As of the date of this Report, the proceeds from these Debentures have been largely expended, and were used for the funding of the Company’s 3D seismic survey with respect to its 584,651 gross acre oil and gas prospect in the State of South Australia (the “Prospect”) and the interpretation of such seismic survey, the payment of Company’s expenses associated with the seismic survey, the Company’s and the investors’ costs of the Debenture placement transactions (including legal fees), general working capital purposes, and the reduction in some of the Company’s outstanding debt.

Effective February 15, 2017, the Company sold two additional Debentures. One of these Debentures with an original principal amount of $1,000,000 was sold to an investor who had previously purchased two Debentures having an aggregate original principal amount of $3,700,000 (the “Original Investor”). This new Debenture features an initial conversion price of $0.16 for each Company common share acquired upon conversion. (All initial conversion and exercise prices discussed herein are subject to adjustments believed to be customary, including so-called “down round” financing adjustments.) The Original Investor remitted to the Company the full purchase price for its new Debenture. The proceeds from this Debenture are expected to be used for the Company’s and the investors’ costs of the Debenture placement transactions (including legal fees), and general working capital purposes. The Company believes that the net proceeds from this placement will be sufficient to retire the Company’s non-Debenture debt and finance the Company’s seismic interpretation costs and other general business expenses for the next eight months, although the Company has no assurance of this. In the view of the preceding and the drilling commitment associated with the Prospect, the Company will need to raise more funds if the Original Investor does not exercise the 2017 Option (defined and described herein), and the Company is continuing efforts to raise additional working capital. In connection with the sale and issuance of the new Debenture, the Company issued to the Original Investor three-year warrants to purchase 3,750,000 of the Company’s common shares at an initial exercise price of $0.20 per share.

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The second of the two Debentures with an original principal amount of $150,000 was sold to an investor who had previously purchased two Debentures having an aggregate original principal amount of $537,500 (the “New Investor”). This Debenture features an initial conversion price of $0.16 for each Company common share acquired upon conversion. The New Investor agreed to remit to the Company the purchase price for its new Debenture in monthly installments of at least $30,000 beginning February 2017, provided that the New Investor will be deemed to have satisfied such installments on a dollar-for-dollar basis for all amounts that the New Investor pays to Rincon Energy, LLC (“Rincon”) pursuant to the consulting agreement among Rincon, the New Investor, the Company and the Company’s subsidiary, as amended. Accordingly, the proceeds from this Debenture will be used to pay services provided by Rincon. In August 2016, the Company and the New Investor entered into a similar arrangement, which the New Investor satisfied in full by paying at least $150,000 to Rincon pursuant to such consulting agreement for which the New Investor was issued a Debenture having an original principal amount of $150,000. The New Investor continues to have certain other options to purchase additional Debentures, which are described in the Second 8-K.

With the completion of the fourth round of Debenture placements, the Company has issued Debentures having an aggregate original principal amount of $5,387,500, and warrants to purchase 17,625,000 of the Company’s common shares, which would result in proceeds to the Company of $3,525,000 if all such warrants were exercised. If (a) all of the Debentures were converted into the Company’s common shares in accordance with their current conversion prices (assuming the Company does not elect to pay any the interest thereon in cash, but allows all such interest to be added to principal) and (b) all of such warrants were exercised in accordance with their current terms, an aggregate of 166,884,312 of the Company’s common shares would be issued, representing 54.1% of the Company’s outstanding common shares after the issuance based on the number of shares currently outstanding. An affiliate of the Original Investor also owns 2,600,000 Company common shares. Combining these shares with those that the Original Investor may acquire per the conversion of its Debentures and the exercise of its warrants, the Original Investor and such affiliate would own 54.04% of the outstanding Company common shares after the events described in (a) and (b) in this paragraph.

All of the Debentures issued so far have been issued pursuant to the terms, provision and conditions of the securities purchase agreement (the "Agreement") that the Company entered into on May 27, 2016 with the Original Investor; the New Investor was added later as a party to the Agreement. The Initial 8-K contains a summary description of the Agreement, and a copy of the Agreement was filed as Exhibit 10.01 to the Initial 8-K. For more information about the Agreement, see the Initial 8-K. The Agreement has been previously amended once. See the Second 8-K for details regarding this amendment. Effective February 15, 2017, the Agreement was amended for a second time in certain respects pursuant to a Second Amendment to Securities Purchase Agreement (the "Second Amendment"), a copy of which is being filed as Exhibit 10.01 to this Report and is incorporated herein by reference for all purposes hereof.

Among other things, the Agreement originally provided that, subject to certain exceptions, the Original Investor had a right of first offer to purchase any proposed new debt or equity to be issued by the Company up to an aggregate amount of $20,000,000 at an issuance price or an initial conversion price of $0.20 per common share. This right of first offer of any proposed securities must have been made to the Original Investor before they could have been offered to other persons.

The Second Amendment modified the Agreement in the following material respects:

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*	In lieu of the original right of first offer, the Original Investor now has the right (the “2017 Option”), through September 30, 2017, to purchase in a single closing additional Debentures having aggregate original principal amount of up to $10,000,000 and featuring an initial conversion price of $0.20 for each Company common share acquired upon conversion, provided, that if prior to the exercise date of the 2017 Option, the Company issues additional securities at a price or with an exercise price or conversion price less than $0.20 per Company common share, then the conversion price for the Debentures issued pursuant to an exercise of the 2017 Option shall be such lesser price.

*

In addition to the 2017 Option, the Original Investor now has the right (the “Additional Option”) to purchase in a single closing additional Debentures having aggregate original principal amount of up to $10,000,000 and featuring an initial conversion price of $0.20 for each Company common share acquired upon conversion, provided, that the conversion price for the Debentures issued pursuant to an exercise of the Additional Option shall be adjusted downward from $0.20 per Company common share upon the conditions and in the manner set forth above with respect to the Debentures issued pursuant to an exercise of the 2017 Option. The Additional Option can be exercised after the exercise of the 2017 Option and until the later of (a) three months after the date on which the Company has drilled and completed, or otherwise suspended operations with respect to, the fourth well located on the Prospect, or (b) March 31, 2018.

The Company believes that the modifications effected by the Second Amendment will create a situation whereby a change of control of the Company in favor of the Original Investor could occur under the following circumstances:

*	the Original Investor fully exercises the 2017 Option and the Additional Option,

*	the Original Investor fully converts of all of its Debentures (including those received upon exercise of the 2017 Option and the Additional Option), and the Original Investor fully exercises all of the warrants that have been issued in its favor, and

*	the Company does not issue a significant number of its equity securities prior to the two preceding events.

As mentioned above, the New Investor continues to have certain other options to purchase additional Debentures, which are described in the Second 8-K. In the Second Amendment, the Company and the investors in the Debentures agreed upon an amended form for Debentures issued hereafter to the New Investor (the “Amended Debenture Form”). The Amended Debenture Form provides that Debentures issued on such form with an original issue date prior to June, 30, 2017 will have an initial conversion price of $0.16 for the first $150,000 of the original principal amount of such Debentures and $0.20 for all principal amounts in excess of $150,000. The Amended Debenture Form further provides that future Debentures with an original issue date on or after June 30, 2017 will have an initial conversion price of $0.20. A copy of the Amended Debenture Form is an exhibit to the Second Amendment being filed as Exhibit 10.01 hereto and is incorporated herein by reference for all purposes hereof.

Both the Original Investor and the New Investor have certain registration rights with respect to the Company’s common shares that they may acquire pursuant to the conversion of the new Debentures and upon the Original Investor’s exercise of its new warrants. These registration rights are described in the Initial 8-K and are provided for in a registration rights agreement filed as an exhibit to the Initial 8-K. For more information about these registration rights, see the Initial 8-K.

Per Rule 135c under the Securities Act of 1933, nothing contained herein shall be construed to be an offer to sell, or a solicitation of an offer to buy, any securities. None of the securities the issuances of which are described in this Item 1.01 were registered under the Act, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 2.03 of this Report to the extent necessary.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information included in Item 1.01 of this Report is also incorporated by reference into this Item 3.02 of this Report.

The issuances of the Debentures and warrants described in Item 2.03 of this Report are, and the issuances of Company’s common shares upon the conversion of the Debentures and upon the exercises of the warrants will be, claimed to be exempt pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Act”) and Rule 506 of Regulation D under the Act. No advertising or general solicitation was employed in offering these securities. The offering and sale was made only to accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Act.

None of the securities the issuances of which are described in Item 2.03 of this Report were registered under the Act, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Exhibit Title

10.01	Second Amendment to Securities Purchase Agreement among the Company, Original Investor and New Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Energy Corp.,
(Registrant)

Date: February 17, 2017	By:	/s/ Keith J. McKenzie
Keith J. McKenzie,
Chief Executive Officer

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